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                                                                    Exhibit 10.7


                               LEGACY RESERVES LP
                            LONG-TERM INCENTIVE PLAN

                              GRANT OF UNIT OPTION

Grantee______________________________________________

Grant Date____________________________________, 200__

1. GRANT OF OPTION. Legacy Reserves LP (the "Partnership") hereby grants to you the right and option ("Option") to purchase all or any part of an aggregate of ____ Units ("Units") of the Partnership under the Legacy Reserves LP Long-Term Incentive Plan (the "Plan") on the terms and conditions set forth herein and in the Plan, which is attached hereto as Appendix A and is incorporated herein by reference as a part of this Agreement. This grant of the Option does not include tandem DERs. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to such terms in the Plan, unless the context requires otherwise.

2. EXERCISE PRICE. The exercise price per Unit purchased pursuant to the exercise of the Option shall be $[not less than FMV on date of grant], subject to adjustment as provided in the Plan.

3. REGULAR VESTING. Except as otherwise provided in Section 4 below, the Option shall vest and may be exercised in whole or in part (pursuant to the terms of Section 5) in accordance with the following schedule:

                                                        CUMULATIVE VESTED
VESTING DATE            VESTED INCREMENT                    PERCENTAGE
------------            ----------------                -----------------
____________            ________________                       33.3%
____________            ________________                       66.6%
____________            ________________                      100.0%

            Your employment with the Partnership, the Company or any of their Affiliates, as the case may be (the "Employer") must be continuous from the Grant Date through the applicable vesting date in order for the Award to become vested and exercisable under the provisions of this Agreement.

            There is no minimum or maximum number of vested Units that must be purchased upon exercise of the Option according to the provisions of this Agreement. Instead, the Option may be exercised, at any time and from time to time during the term of the Option, to purchase any number of whole Units that are then vested and exercisable according to the provisions of this Agreement.

            Nothwithstanding any of the foregoing, the Option shall not be exercisable in any event after the expiration of 10 years from the Grant Date.

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4.    EVENTS OCCURRING PRIOR TO REGULAR VESTING.

      (a) DEATH OR DISABILITY. If your employment with the Employer terminates as a result of your death or a disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended and in effect from time to time (the "Code")), the Option automatically will become fully vested and exercisable in full upon such termination and for the period thereafter that shall expire on the earlier of (i) the 12 month anniversary of such termination date or (ii) the expiration of the Option in accordance with Section 3 and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void.

      (b) TERMINATION BY THE PARTNERSHIP OTHER THAN FOR CAUSE. If your employment is terminated by the Partnership for any reason other than "Cause," as determined by the Partnership, the Option then held by you automatically will become fully vested and exercisable in full upon such termination and for the period thereafter that shall expire on the earlier of (i) the 12 month anniversary of such termination date or (ii) the expiration of the Option in accordance with Section 3 and, thereafter, the Option shall, to the extent not previously exercised, automatically terminate and become null and void.

      (c) OTHER TERMINATIONS. Except as provided in Section 3 hereof, if you terminate from the Partnership for any reason other than as provided in Sections 4(a) and (b) above, all unvested Options then held by you automatically shall be forfeited without payment upon such termination.

      (d) CHANGE OF CONTROL. All outstanding Options held by you automatically shall become fully vested and exercisable in full upon a Change of Control.

            For purposes of this Section 4, "employment with the Partnership" shall include being an employee of or a director or consultant to the Partnership or an Affiliate.

            For purposes of this Section 4, "Cause" is defined as:

                  (1) an act by the Grantee of willful misrepresentation, fraud or willful dishonesty intended to result in substantial personal enrichment at the expense of the Partnership or an Affiliate;

                  (2) the Grantee's willful misconduct with regard to the Partnership or an Affiliate that is intended to have a material adverse impact on the Partnership or an Affiliate;

                  (3) the Grantee's material, willful and knowing violation of Partnership or Affiliate guidelines or policies or the Grantee's fiduciary duties which has or is intended to have a material adverse impact on the Partnership or an Affiliate;

                                       2
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                  (4) the Grantee's willful or reckless behavior in the
                  performance of his or her duties which has a material adverse impact on the Partnership or an Affiliate;

                  (5) the Grantee's conviction of, or pleading nolo contendere or guilty to, a felony; or

                  (6) any other willful material breach by the Grantee of his or her obligations to the Partnership or an Affiliate that, if curable, is not cured within 20 days of receipt of written notice from the Partnership or an Affiliate.

5. METHOD OF EXERCISE. To the extent that the Option has become exercisable, the Option may be exercised from time to time by written notice to the Partnership at its principal executive office addressed to the attention of its Secretary (or such other office or person as the Partnership may designate from time to time), in substantially the form attached hereto as Appendix B or such other form as may be approved from time to time by the Partnership, accompanied by the aggregate Exercise Price for the Units to be purchased and any required tax withholding amount as may be determined in the discretion of the Partnership.

6. PAYMENT OF EXERCISE PRICE. The purchase price of the Units as to which the Option is exercised shall be paid in full at the time of exercise (a) in cash (including by check acceptable to the Partnership), (b) if the Units are readily tradable on a national securities market or exchange, through a "cashless broker exercise" procedure (a "cashless broker exercise" is not available for executive officers of the Partnership except to the extent the exercise in such manner is approved in advance by the Partnership) in accordance with a program established by the Partnership,
      (c) any other method approved by the Partnership, or (d) any combination of the foregoing. No fraction of a Unit shall be transferred upon exercise of the Option.

7. RIGHTS AS A UNITHOLDER. Unless and until a certificate or certificates representing such Units shall have been transferred by the Partnership to you, you (or the person permitted to exercise the Option in the event of your death) shall not be or have any of the rights or privileges of a unitholder of the Partnership with respect to Units acquirable upon an exercise of the Option.

8. LIMITATIONS UPON TRANSFER. All rights under this Agreement shall belong to you alone and may not be transferred, assigned, pledged, or hypothecated by you in any way (whether by operation of law or otherwise), other than by will or the laws of descent and distribution and shall not be subject to execution, attachment, or similar process. Upon any attempt by you to transfer, assign, pledge, hypothecate, or otherwise dispose of such rights contrary to the provisions in this Agreement or the Plan, or upon the levy of any attachment or similar process upon such rights, such rights shall immediately become null and void.

                                       3
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9.    RESTRICTIONS. By accepting this grant, you agree that any Units which you may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. You also agree that (i) the certificates representing the Units purchased under the Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) the Company may refuse to register the transfer of the Units purchased under the Option on the transfer records of the Partnership if such proposed transfer would in the opinion of counsel satisfactory to the Partnership constitute a violation of any applicable securities law, and (iii) the Partnership may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Units to be purchased under the Option.

10. WITHHOLDING OF TAX. To the extent that the exercise of an Option results in the receipt of compensation by you with respect to which the Partnership or an Affiliate has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by you that are acceptable to the Partnership or such Affiliate, you shall deliver to the Partnership or the Affiliate such amount of money as the Partnership or the Affiliate may require to meet its withholding obligations under such applicable law. No payment of a Unit shall be made pursuant to this Agreement until you have paid or made arrangements approved by the Partnership or the Affiliate to satisfy in full the applicable tax withholding requirements of the Partnership or Affiliate with respect to such event.

11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Partnership and upon any person lawfully claiming under you.

12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Restricted Units granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.

13. NOTICES. Any notices given in connection with this Grant Agreement shall, if issued to Participant, be delivered to Participant's current address on file with the Company, or if issued to the Company, be delivered to the Company's principal offices.

14. EXECUTION OF RECEIPTS AND RELEASES. Any payment of cash or any issuance or transfer of Units or other property to Participant, or to Participant's legal representatives, heirs, legatees or distributees, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Partnership may require Participant or Participant's legal representatives, heirs, legatees or distributees, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

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15.   GOVERNING LAW. This grant shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

LEGACY RESERVES LP                                  GRANTEE

By: Legacy Reserves GP, LLC, its General Partner

    By: _________________________________________   By: ________________________

    Name: _______________________________________   Name: ______________________

    Title: ______________________________________   Title: _____________________

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                                   APPENDIX A

                               LEGACY RESERVES LP

                            LONG-TERM INCENTIVE PLAN

                        (EFFECTIVE AS OF _________, 2006)

                                      A-1

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                                   APPENDIX B

                               LEGACY RESERVES LP
                            LONG-TERM INCENTIVE PLAN
                            UNIT OPTION EXERCISE NOTE

PLEASE PRINT:

TODAY'S DATE: __________________________________________________________________
OPTIONHOLDER NAME: _____________________________________________________________
MAILING ADDRESS: _______________________________________________________________

Attention: _________________________________

I hereby exercise my Option to acquire ________ Units, as defined in the LEGACY RESERVES LP Long-Term Incentive Plan (the "Plan"), at my exercise price per Unit of $_____________. Enclosed is the original of my Grant of Unit Option (the "Option Agreement") evidencing my Option hereby exercised and consideration in a form provided for in my Option Agreement in the amount of $___________.

I hereby represent that I have previously received a copy of the Plan from the Partnership and that I understand the terms and restrictions described therein and agree to be bound by the terms of such document and my Option Agreement.

                                            By: ___________________________

Receipt of Notice and Payment in Full Acknowledged:

By: ____________________________________

Name: __________________________________

Date: __________________________________

NOTE: IF EXERCISING THE OPTION REPRESENTED BY THE ENCLOSED OPTION AGREEMENT TO PURCHASE LESS THAN ALL OF THE UNITS TO WHICH THE OPTION RELATES, THE ORIGINAL OPTION AGREEMENT WILL BE RETURNED WITH AN APPROPRIATE NOTATION EVIDENCING THE UNITS FOR WHICH THE OPTION HAS BEEN EXERCISED.

                                      B-1